                                                                    Exhibit 4.24

                         Dated the 31st day of Oct. 2002
                         -------------------------------

                        Beijing Oriental Plaza Co., Ltd.

                             [Chinese Company Name]

                                       and

                Netease Information Technology (Beijing) Co. Ltd.

                             [Chinese Company Name]

                _________________________________________________

                                TENANCY AGREEMENT
                                  in respect of

                     Units 1-6 on Level 19, Office Tower E3,
                           The Towers, Oriental Plaza,
                           No. 1 East Chang An Avenue,
                   Dong Cheng District, Beijing, 100738, China
                _________________________________________________

THIS TENANCY AGREEMENT made this    day of                    Two Thousand and

BETWEEN the party named and described as the Landlord in Part 1 of the Schedule hereto ("Landlord" which expression shall where the context admits include its successors and assignees) of the one part and the party named and described as Tenant in Part 1 of the Schedule hereto ("Tenant") of the other part.

WHEREBY IT IS AGREED as follows:

1. The Landlord shall let and the Tenant shall take All Those premises ("Premises") which form part of the building ("Building") set out in Part 2 of the Schedule hereto of the development known as ORIENTAL PLAZA [Chinese Building Name] ("Development") situate at No. l East Chang An Avenue, Dong Cheng District, Beijing, the People's Republic of China Together with all those fixtures fittings furniture or any other articles or things provided by the Landlord as set out in the Appendix hereto (if any) ("Fixtures and Fittings") for the term defined in Part 3 of the Schedule hereto ("Term") YIELDING AND PAYING therefor throughout the Term the rent ("Rent") and management fees ("Management Fees") as are set out in Part 4 of the Schedule hereto and subject to the terms and conditions hereinafter contained.

2. The Schedule hereto together with the Standard Conditions of the Tenancy Agreement ("Standard Conditions") set out in Appendix One hereto as varied and/or modified by the Special Conditions ("Special Conditions") specified in Appendix Two hereto and other Appendices expressly annexed hereto shall form part of this Tenancy Agreement and shall be incorporated into this Tenancy Agreement.

                           SCHEDULE ABOVE REFERRED TO

This Schedule sets out the details and particulars of this Tenancy Agreement and unless the context otherwise requires the terms specified in this Schedule shall have the meanings therein ascribed to them.

Part 1 - the Parties

Landlord: Beijing Oriental Plaza Co., Ltd. [Chinese Company Name]
Address: No.l, East Chang An Avenue, Dong Cheng District, Beijing, the People's Republic of China (P C. No.:100738)

Tenant:   Netease Information Technology (Beijing) Co. Ltd.
          [Chinese Company Name]
Address:  [Chinese Address]

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Part 2 - the Premises

Premises:           Units 1-6 on Level 19 of the Building (as shown for
                    identification purposes only coloured Red on the plan(s) annexed hereto as Appendix Three)

Building:           Office Tower E3 of the Towers at Oriental Plaza

Gross Floor Area.:  Approx.1,592 square metres (the gross floor area is for reference only and it includes the usable space of the Premises and a pro-rata share of the enclosing structural elements and the mechanical and electrical installation areas and common facilities for the day-to-day operation of the Building)


Part 3 - the Term

Term:               36 months (Inclusive of the Commencement Date and Expiry
                    Date)

Commencement Date:  June 1, 2003

Expiry Date:        May 31, 2006

Part 4 - the Rent and the Management Fees

Rent: United States Dollars USD 34,705.60 per calendar month and payable in Renminbi according to the terms hereof


Management Fees:    United States Dollars USD 5,572.00 per calendar month and
                    payable in Renminbi according to the terms hereof

Part 5 - the Deposit and Advance Pavement

Deposit:            An amount in Renminbi 1,002,912.00 by way of cash security

Advance Payment:    United States Dollars USD 40,277.60 and payable in Renminbi for the Rent and the Management Fees from June 1, 2003 to June 30, 2003

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Landlord:               Beijing Oriental Plaza Co., Ltd.       (company chop)
                        ---------------------------------------
Legal Representative:   Kam Hin Lam
                        ---------------------------------------

                        _______________________________________(signature)

Office Address:         Level 12, Tower W2, The Towers, Oriental Plaza,
                        --------------------------------------------------------
                        No.1 East Chang An Avenue, Dongcheng District, Beijing
                        --------------------------------------------------------
Telephone:              8518 6688
                        --------------------------------------------------------
Fax:                    8518 6019
                        --------------------------------------------------------
Postal Code:            100738
                        --------------------------------------------------------


Tenant:                 Netease Information Technology (Beijing) Co. Ltd.
                        --------------------------------------------------------
                        [Chinese Company Name]         (company chop)
                        -------------------------------
Legal Representative:   [Chinese Company Name]
                        --------------------------------------------------------


                          /s/ Ted Sun                  (signature)
                        -------------------------------

Office Address:         [Chinese Address]
                        --------------------------------------------------------
Telephone:              ________________________________________________________
Fax:                    ________________________________________________________
Postal Code:            ________________________________________________________



Appendices

1. Appendix One:   Standard Conditions

2. Appendix Two:   Special Conditions

3. Appendix Three: Coloured Floor Plan(s)

4. Appendix Four:  Fixtures and Fittings

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              APPENDIX ONE ABOVE REFERRED TO - STANDARD CONDITIONS

                     Clause 1- Rent and Management Fees etc.

The Tenant to the intent that obligations hereunder shall continue throughout the Term hereby undertakes and agrees with the Landlord as follows:

1.1 (Rent and Management Fees) To pay the Rent and the Management Fees on the first working day of each and every calendar month and in the manner provided in the Schedule hereto in advance clear of all deduction, set-off or withholding by way of cheques of immediate value drawn in favour of "Beijing Oriental Plaza Co., Ltd." or "[Chinese Company Name]" or by remittance or bank transfer to the bank account of the Landlord provided in this Tenancy Agreement or otherwise designated by the Landlord in writing from time to time. The first and last payments shall be made proportionately (if applicable) according to the number of days included in the first and last months of the Term. The Management Fees shall include without limitation all contributions towards the cost of the Landlord and/or its property manager of the Building (the "Property Manager") for and in providing central air-conditioning and heating, maintaining environmental hygiene of the Building including garbage disposal (excluding business or trade wastes of the Tenant), installing and maintaining common facilities, providing water, electricity and communication services for use in the common areas, public liability insurance, fire insurance and such other insurance necessary against risks for managing the common areas of the Building, remuneration and other benefits for security guards and other property management personnel (including consultation fees payable to professionals where necessary) and administration cost (including the remuneration of the Property Manager) and any other building services provided by the Landlord and/or the Property Manager. The Landlord shall be entitled to prepare or revise the budget for the Management Fees periodically, provided that the percentage of any such readjustment shall apply equally to all tenants in the Office Towers of Oriental Plaza and any readjustment of the Management Fees, if any, shall be notified in writing to the Tenant and shall take effect from the date specified in such notice.

1.2 (Advance Payment) Upon signing this Tenancy Agreement, the Tenant shall pay to the Landlord the sum set out in Part 5 of the Schedule hereto ("Advance Payment") which is equivalent to the aggregate of (i) one (1) month's Rent and Management Fees as advance payment thereof; and (ii) the prorated monthly Rent and Management Fees according to the number of days included in the month of the Term for which the Rent and the Management are first payable respectively under this Tenancy Agreement.

1.3 (Occupation Taxes) To pay and discharge all taxes charges impositions and other outgoings of an annual or recurring nature (Land Use Fee and Building Property Tax excepted) now or hereafter to be imposed and charged by all lawful authorities upon the Premises and responsible by the tenant or upon the tenant or occupier thereof under the relevant laws and regulations and to produce to the Landlord such receipts or other evidence of any of the payments aforesaid as the Landlord may from time to time reasonably require.

1.4 (Charges) To discharge all outgoings or charges for telephone services, internet, telecommunication services, electricity and other services consumed in the Premises and all necessary connection fees and deposits (if any) for such services.

1.5 (Currency Conversion) The Tenant shall pay the Rent, the Management Fees and all other amounts due and payable to the Landlord under this Tenancy Agreement in Renminbi in accordance with the applicable laws and regulations of the People's Republic of China. The conversion rate of the United States Dollar to Renminbi applicable to any payment(s) demanded pursuant hereto for any month shall be the USD/RMB basis exchange rate as published by the People's Bank of China on the first working day of the previous month.

                         Clause 2 - Tenant's Obligations

The Tenant to the intent that obligations hereunder shall continue throughout the Term hereby undertakes and agrees with the Landlord as follows:

2.1 (Compliance with regulations by-laws rules) To observe and comply with and to indemnify the Landlord against the breach of any legislation law regulation by-law rule and requirement of any government or other competent authorities relating to the use and occupation of the Premises or to any other act deed or thing done suffered or omitted therein or thereon by the Tenant or any employee agent contractor invitee customer or visitor of the Tenant and without prejudice to the foregoing to obtain such licence approval or permit required by any government or other competent authorities in connection with the Tenant's use or occupation of the Premises prior to the commencement of the Tenant's business and to maintain the same in force and to notify the Landlord forthwith in writing of any notice received from any government or public authority concerning or in respect of the Premises or any services supplied thereto.

2.2 (Obligation to take possession of property etc.) To take possession of the Premises upon the Commencement Date by following all steps and procedures required by the Landlord, failing which possession shall be deemed to have been taken and the Term shall be deemed to have commenced on the Commencement Date without prejudice to other rights and remedies of the Landlord provided herein.

2.3 (Internal Fitting-out Works) To fit out the Premises at the Tenant's own cost and expenses in accordance with such plans and specifications as shall have been first approved in writing by the Landlord (such approval not to be unreasonably withheld), in a good and proper workmanlike manner and in all respects in a style and manner appropriate to a first class office building and upon payment of the fitting-out deposit reserved in the Regulations and so to maintain the same throughout the Term in good repair and condition. Delays in any event in the submission or resubmission of fitting-out plans and specifications shall not affect the commencement of the Term and the payment of the Rent the Management Fees and other amounts payable by the Tenant in accordance with the provisions hereof. The Tenant shall not cause suffer or permit any variation to the approved fitting-out plans and specifications or to the interior design or layout of the Premises without the prior approval in writing of the Landlord (such approval not to be unreasonably withheld) and in the event of such approval being requested it shall be a condition precedent to the granting thereof that the Tenant shall pay to the

Landlord all special deposit(s) reserved in the Regulations hereinafter described. For the avoidance of doubt, it is hereby expressly agreed that:

(i) the Landlord approving the Tenant's fitting-out plans and specifications as above shall not exonerate the Tenant from its obligation to seek at its own costs the appropriate approval(s) from all relevant competent government authorities in Beijing to the fitting-out plans and specifications that the Landlord has approved before commencing the fitting-out works; and

(ii) the Landlord shall not be responsible for any consequence resulting from the Tenant's non-compliance with any requirement stipulated and/or imposed by the said relevant competent government authorities in Beijing.

2.4 (Repair obligations) To keep all the interior non-structural parts of the Premises including flooring and interior plaster or other finishes or rendering to walls floors and ceilings the Landlord's fixtures and fittings therein and all additions thereto including but not limited to all doors windows electrical installations wiring ducting and piping therein in good clean tenantable and proper repair and condition and properly preserved and painted.

2.5 (Injury and damage to property, indemnity and insurance) To be wholly responsible for and to indemnify the Landlord against all claims, demands, suits, proceedings, judgments, damages, costs and expenses of any nature whatsoever which the Landlord may suffer or incur in connection with any loss of life, personal injury and/or loss or damage to property arising from or out of any activity or occurrence in, upon or at the Premises or the use of the Premises or any part thereof or through the defective or damaged condition of any part of the interior of the Premises or any fixtures fittings wiring or piping therein for the repair of which the Tenant is responsible hereunder or in any way owing to the spread of fire or smoke or the overflow of water or the escape of any substance or anything from the Premises or any part thereof or the act default or neglect of the Tenant or the Tenant's employees agents contractors licensees invitees customers or visitors. The Tenant shall effect insurance cover in respect of the above risks with a reputable insurance company to the satisfaction of the Landlord. The policy of such insurance shall be in the name of the Tenant and endorsed to show the Landlord as the registered owner of the Building and shall be in such amount as the Landlord may from time to time stipulate and shall contain a clause to the effect that the insurance cover thereby effected and the terms and conditions thereof shall not be cancelled modified or restricted without the prior written consent of the Landlord and the Tenant shall provide to the Landlord a copy of such policy and the receipt for the current premium or a letter of confirmation from the Tenant's insurer containing sufficient information to satisfy the Landlord as to the adequacy of such insurance.

2.6 (Replacement of windows or curtain wall) To reimburse to the Landlord the cost of replacing all broken and damaged windows and glass or curtain wall if the same be broken or damaged by the act or neglect of the Tenant its employees agents contractors invitees customers or visitors.

2.7 (Entry by Landlord) To permit the Landlord and all persons authorised by it at all reasonable times upon notice to enter and view the state of repair of the Premises to take inventories of the fixtures therein and to carry out any works repairs or maintenance to the Premises and/or the Building provided that in the event of an emergency the Landlord its employees or agents may enter without notice and forcibly if need be and for this purpose, the Tenant shall inform the Landlord as to the presence and nature of any security system of the Tenant installed in the Premises.

2.8 (Notice of repair) On receipt of any notice from the Landlord or its authorised representative specifying any repairs which are required to be done and which are the responsibility of the Tenant hereunder forthwith to put in hand and execute the same without delay. Failure by the Tenant so to do will entitle the Landlord or its employees or agents to enter upon the Premises and forcibly if need be to carry out any such works or repairs at the expense of the Tenant.

2.9 (Inform Landlord of damage) To give notice in writing to the Landlord of any injury to person occurred in and any damage that may be suffered to the Premises and of any accident to or defects in the water pipes electrical wiring or fittings fixtures or other facilities provided by the Landlord.

2.10 (Directory boards) To pay the Landlord immediately upon demand the cost of affixing repairing altering or replacing as necessary the Tenant's name in lettering to the directory boards provided by the Landlord.

2.11 (Viewing Advertising and Reletting) To permit at all reasonable times upon prior notice during the three calendar months immediately preceding the expiration of the Term prospective tenants or occupiers to inspect the Premises and every part thereof.

2.12 (Regulations) To observe and perform and not to contravene any of the provisions contained in the Regulations as may from time to time be adopted by the Landlord pursuant to Clause 9.1 hereof.

2.13 (Deeming acts and defaults) To be responsible to the Landlord for any breach non-observance non-performance of the terms conditions agreements or stipulations by and the acts neglects omissions and defaults of all employees agents contractors invitees customers or visitors of the Tenant as if they were the breach non-observance non-performance of the terms conditions agreements or stipulations by and the acts neglects omissions and defaults of the Tenant itself.

2.14 (Delivery of Premises and handover) To deliver to the Landlord the Fixtures and Fittings and the Premises together with all fixtures fittings and additions therein and thereto at the expiration or sooner determination of this tenancy in good clean and tenantable repair and condition in accordance with the stipulations herein contained and the Tenant shall not be entitled to claim any compensation or damages from the Landlord in respect of any fixtures fittings or additions made by the Tenant to the Premises PROVIDED THAT all personal property fixtures and fittings and additions therein shall if so required by the Landlord be removed by and at the expense of the Tenant at the expiration or sooner determination of this tenancy and in such event the Tenant shall make good in a proper and workmanlike manner to the satisfaction of the Landlord all damage caused by such removal AND thereupon to surrender to the landlord all keys giving access to all parts of the Premises held by the Tenant and to permit the Landlord to remove at the Tenant's expense all lettering and characters in respect of the Tenant from the directory boards and from all the doors walls or windows of the Premises and to make good any damage caused by such removal AND that if there are articles things fixtures or fittings remained or left in or at the Premises upon the expiration or sooner determination of this tenancy, the Landlord shall be entitled (but not obliged to) to dispose of or deal with the same at the expense of the Tenant without further notice to the Tenant and shall not be accountable to the Tenant or any other persons for any loss or damage in respect of such disposal or any other treatment thereof.

2.15 (Repair of electrical installations piping and ducting) To repair and replace any electrical installation wiring ducting or piping installed by the Tenant if the same becomes dangerous or unsafe or if so reasonably required by the Landlord or by the relevant utilities company and the Tenant shall use the Landlord's nominated contractor for the fire-service, air-conditioning and the wiring (from the meter room to the Tenant's main switch) works and shall only use a contractor approved by the Landlord in writing for the internal wiring work within the Premises (such approval not to be unreasonably withheld). The Tenant shall permit the Landlord or its agents to test the fire-service, air-conditioning and wiring ducting or piping installed by the Tenant in the Premises at any reasonable time upon request being made.

2.16 (Cleaning and cleaning contractors) To keep the Premises including where the Tenant occupies the entire floor(s) the lift lobbies on the floor(s) of the Building occupied by the Tenant at all times in a clean and sanitary state and condition and for the better observance hereof the Tenant shall only employ as cleaners of the Premises such persons or firms as may be nominated or approved by the Landlord (such approval shall not be unreasonably withheld). Such cleaners shall be employed at the expense of the Tenant.

2.17 (Cleaning of drains) To pay to the Landlord on demand all costs incurred by the Landlord in clearing repairing or replacing any of the drains pipes or sanitary or plumbing apparatus choked or stopped up owing to the careless or improper use or neglect by the Tenant or any employee agent contractor invitee guest or visitor of the Tenant and to indemnify the Landlord against any cost claim or damage caused thereby or arising therefrom.

2.18 (Protection from bad weather) To take all reasonable precautions to protect the interior of the Premises against damage by storm heavy rainfall heavy snowfall or the like and in particular to ensure that all exterior doors and windows are securely fastened upon the threat of such adverse weather conditions.

2.19 (Outside windows and doors) To keep all outside windows and doors closed and in the event of a breach of this Clause the Landlord shall have the right to send a representative to close any open door or doors or window or windows should the Tenant fail to forthwith comply with the Landlord's request to close the same.

2.20 (Service entrances and lifts) To load and unload goods only at such times and through such service entrances and by such service lifts as shall be designated by the Landlord for this purpose from time to time.

2.21 (Refuse and garbage removal) To be responsible for the removal of garbage and refuse from the Premises and to dispose of such garbage and refuse only in those areas in the Building as shall be designated by the Landlord from time to time. In the event that the Tenant requires collection service for garbage and refuse from the Premises to such designated areas and the Landlord provides such service, the same shall be used by the Tenant to the exclusion of any other similar service and the use of such service provided by the Landlord shall be at the sole cost of the Tenant.

2.22 (Conducting of business) To conduct the business of the Tenant so as not to prejudice the goodwill and reputation of the Building as a first class office building.

2.23 (Indemnity against breach) To keep the Landlord fully indemnified from and against all actions claims losses damages expenses and legal costs which the Landlord may suffer or incur as a result of or arising from any of the Tenant's breach non-observance or non-performance of any term condition agreement or stipulation contained in this Tenancy Agreement or out of any works carried out by the Tenant at any time during the Term to the Premises or out of anything affixed and/or installed by the Tenant now or during the Term attached to or projecting from the Premises or arising from any act neglect or default of the Tenant.

                        Clause 3 -Landlord's Obligations

The Landlord agrees with the Tenant as follows:

3.1 (Quiet enjoyment) Subject to the Tenant paying the Rent, the Management Fees and other amounts hereby agreed to be paid at the time and in the manner herein provided for payment of the same and observing and performing the terms conditions agreements and stipulations contained in this Tenancy Agreement and to be observed and performed by the Tenant to permit the Tenant to peacefully hold and enjoy the Premises during the Term without any interruption by the Landlord or any person lawfully claiming through the Landlord provided that the Tenant acknowledges that the Landlord or the Property Manager shall have the right to carry out renovation alteration and/or repair works within, outside and/or above the Building and that fitting-out works may be carried out by the Landlord and/or other tenants of the Building. The Landlord shall use its best endeavours to minimise any disturbance caused by all such fit-out works to the Tenant.

3.2 (Land Use Fee) To pay the Land Use Fee payable in respect of the land upon which the Building is erected and the Building Property Tax payable in respect of the Building.

3.3 (Roof and main structure) To keep the main structural parts of the Building in a proper state of repair.

3.4 (Decoration) To carry out all necessary decoration to the common areas of the Building as and when the Landlord shall decide the same is necessary.

3.5 (Cleaning) To keep the common areas and toilets and other parts of the Building for common use clean and in proper condition.

3.6 (Common Facilities) To maintain any lifts escalators fire and security services equipment air-conditioning plant and other common service facilities of the Building in proper working order.

3.7 (Directory boards) To supply standard directory boards and to allot space thereon for the Tenant's name to be affixed thereon in such uniform lettering or characters as shall be designated by the Landlord.

3.8 (Air-conditioning) To provide air-conditioning services to the Premises daily from Monday to Friday from 7:30 a.m. until 8:00 p.m. (other than the public holidays) or within such hours as shall from time to time be specified by the Landlord. No air-conditioning services will be provided on Saturday, Sunday and public holidays. However, the Landlord will provide extra fresh air
[Chinese Technical Term] to the Premises free of charge from 10:00 a.m. to 12:00 noon for Saturday only in June, July and August every year of the Term. If the Tenant shall require air-conditioning services outside the hours specified by the Landlord as aforesaid the Landlord may provide the same to the Tenant on receiving reasonable advance notice of the Tenant's requirement. The charges for such additional air-conditioning shall be determined by the Landlord and notified to the Tenant from time to time and the Tenant shall forthwith pay the charges thereof on receipt of the demand note therefor.

                    Clause 4 - Restrictions and Prohibitions

The Tenant hereby agrees with the Landlord as follows:

4.1 (Installation and alteration) Not without the prior written consent of the Landlord (such consent not to be unreasonably withheld) to erect install or alter any fixtures partitioning or other erection or installation in the Premises or any part thereof or to make or permit or suffer to be made any installations in or additions to the electrical wiring piping ducting and any other installations or to install or permit or suffer to be installed any equipment apparatus or machinery which imposes a weight on any part of the flooring in excess of that for which it is designed or which requires any additional electrical wiring piping or ducting or which consumes electricity not metered through the Tenant's separate meter. The Landlord shall be entitled to prescribe the maximum weight and permitted location of safes and other heavy equipment and to require that the same stand on supports of such dimensions and material to distribute the weight as the Landlord may deem necessary and that in carrying out any approved work hereunder the Tenant and its employees agents contractors and workmen shall cooperate fully with the Landlord and all the employees agents contractors and workmen of the Landlord and with other tenants or contractors carrying out any work in the Building. The Tenant its employees agents contractors and workmen shall obey and comply with all instructions and directions which may be given by the Landlord or its representative in connection with the carrying out of such work.

4.2 (Criteria for commencing business) Not to use occupy the Premises to commence business or operation (whether temporarily or otherwise) unless and until (i) having obtained all necessary unconditional completion/approval certificate(s) duly issued by the competent authorities in respect of all works and installation to the Premises which shall be legally required for commencing business or operation at or in the Premises; and (ii) having deposited with the Landlord at all times during the Term copies of the relevant valid completion/approval certificate(s) therefor; failing which the Landlord may at its discretion refuse to provide the necessary facilities and services to the Premises including the electricity supply and air-conditioning facility.

4.3 (Signs) Not to affix or display or permit or suffer to be affixed or displayed within or outside the Premises any signboard sign decoration advertising matter or other device whether illuminated or not which may be visible from outside the Premises and the Landlord shall have the right to remove the same at the cost and expense of the Tenant Provided that:

(i) the Tenant shall be entitled to have its name displayed in English and Chinese in uniform lettering and/or characters designated by the Landlord on the directory boards, such lettering and characters and any additions or alterations thereto will be placed thereon by the Landlord at the Tenant's expense; and

(ii) the Tenant shall be entitled at its own expense to have its name affixed in lettering and/or characters of dimensions approved by the Landlord on the Tenant's main entrance door.

Save as provided in (i) and (ii) above, the Tenant shall not do or permit or suffer any act which may alter or otherwise adversely affect the appearance of the Premises or the Building.

4.4 (User) Not to use or permit or suffer the Premises to be used for any purpose other than as an office under the name of the Tenant only.

4.5 (Illegal or immoral use) Not to use or permit or suffer the Premises to be used for any illegal immoral or improper purpose.

4.6 (No touting) Not to permit any touting or soliciting for business or the distributing of any pamphlets notice or advertising matter outside the Premises or anywhere within or near the vicinity of the Building by any of the Tenant's employees or agents.

4.7 (Auction and Exhibition) Not to hold or permit or suffer to be held in the Premises any exhibition auction or similar sale of things or properties of any kind.

4.8 (Sleeping or domestic use) Not to use or permit or suffer the Premises or any part thereof to be used as sleeping quarters.

4.9 (Manufacture or storage of goods) Not to use or permit or suffer the Premises to be used for the production manufacture or working of goods or merchandise nor for the storage of goods and merchandise other than samples and exhibits in small quantities reasonably required in connection with the Tenant's business carried on therein.

4.10 (Combustible or dangerous goods) Not to keep or store or permit or suffer to be kept or stored in the Premises any arms ammunition gun-powder salt-petre kerosene or other explosive or combustible substance or hazardous or unlawful goods and not at any time during the Term to allow the Premises or any part thereof to be used in any way entailing a fine forfeiture or penalty against the Landlord under any laws for the time being in force in the People's Republic of China.

4.11 (Obstruction to Passages) Not to encumber or obstruct or permit or suffer to be encumbered or obstructed with any boxes packaging rubbish or other articles or obstruction of any kind or nature any of the entrances exits staircases landing passages escalators lift lobbies or other parts of the Building in common use and the Landlord shall be entitled without notice and at the Tenant's expense to remove and dispose of any such boxes packaging rubbish or other articles or obstruction as it sees fit without incurring any liability therefor.

4.12 (Articles in common area) Not to lay install affix or attach any wiring cables or other articles or things at in or upon any of the entrances exits staircases landings passages lobbies or other parts of the Building in common use without having obtained the Landlord's prior written consent.

4.13 (Sub-letting assigning) Not to assign underlet or otherwise part with the possession of or transfer the Premises or any part thereof or any interests therein nor permit or suffer any arrangement or transaction whereby any person who is not a party to the Tenancy Agreement obtains the use possession occupation or enjoyment of the Premises or any part thereof irrespective of whether any rental or other consideration is give therefor. For the avoidance of doubts, it is expressly agreed by the Tenant that this Tenancy Agreement shall be personal to the Tenant.

4.14 (Breach of insurance policy) Not to do or permit or suffer to be done any act deed matter or thing whatsoever whereby the insurance policies on the Building and/or the Premises against loss or damage by fire and/or other insurable perils and/or claims by third parties for the time being in force may become void or voidable or whereby the rate of premium or premiums thereon may be increased Provided that if as the result of any act deed matter or thing done permitted or suffered to be done by the Tenant the rate of premium on any such policy of insurance shall be increased the Landlord shall be entitled without prejudice to any other remedy hereunder to recover from the Tenant the amount of any such increase.

4.15 (Air-conditioning) Not to install air-conditioning facilities in addition to such facilities as are provided by the Landlord.

4.16 (Parking) Not to park in obstruct or otherwise use nor permit any employee agent customer invitee or visitor of the Tenant to park in obstruct or otherwise use those areas of the Building allocated to the parking or movement of or access for vehicles or designated as loading/unloading areas otherwise than in accordance with the Regulations made by the Landlord pursuant to Clause 9 hereof.

4.17 (Use of building name) Not without the prior written consent of the Landlord to use or permit to be used the name/logo or any part of the name/logo of the Landlord or of the Building or any picture representation or likeness of the whole or any part of such name/logo or of the Building or of the Premises in connection with the business or operations of the Tenant or for any purpose whatsoever other than to indicate the address and place of business of the Tenant only.

4.18 (Injury to walls and ceiling etc.) Not without the prior written consent of the Landlord to cut maim injure drill nail or screw into mark or deface or permit or suffer to be cut maimed injured drilled into marked or defaced any doors windows walls beams structural members or any part of the fabric of the Premises or any of the plumbing or sanitary or air-conditioning apparatus or installations therein, nor without such consent of the Landlord to do any other thing which may damage or penetrate the existing floor screed or slab.

4.19 (Damage to common areas) Not to damage injure or deface any part of the common areas of the Building including without limitation the fabric decorative features the stairs lifts escalators any trees plants or shrubs therein or thereabout.

4.20 (Nuisance or annoyance) Not to do or permit or suffer to be done any act or thing which may be or become a nuisance or annoyance to the Landlord or to the tenants or occupiers of other premises in the Building.

4.21 (Noise) Not to cause produce or permit or suffer to be produced at any time in the Premises any disturbing or irritating noise or any music sound or noise (including sound produced by broadcasting or any apparatus or equipment capable of producing reproducing receiving or recording sound) which may be audible outside the Premises.

4.22 (Toilet facilities) Not to use or permit or suffer to be used the toilet facilities provided by the Landlord in the Premises or in the common areas of the Building for any purpose other than that for which they are intended and not to throw or permit or suffer to be thrown therein any substance or object incompatible with their intended use and the Tenant shall pay to the Landlord on demand the whole expense of any breakage blockage or damage resulting from a violation of this Clause.

4.23 (Animals pets and infestation) Not to keep or permit or suffer to be kept any animals or pets inside the Premises and at the Tenant's expense to take all such steps and precautions as shall be required by the Landlord to prevent the Premises or any part thereof from becoming infested by pests or vermin.

4.24 (Preparation of food and prevention of odours) Not to cook or prepare or permit or suffer to be cooked or prepared any food in the Premises or to cause or permit any offensive or unusual odours to be produced upon or emanated from the Premises.

4.25 (Aerials) Not to erect any aerial on the roof or walls of the Building or on the ceiling or walls of the Premises and not to interfere with remove dismantle or alter those common aerials (if any) provided by the Landlord.

                              Clause 5 - Exclusions

Unless caused through the negligence of the Landlord its employees or agents, the Landlord shall not be liable to the Tenant occupier or any other person whomsoever:

5.1 (Lift escalators air-conditioning etc.) In respect of any injury loss damage or death to person or property sustained by the Tenant occupier or any such other person caused by or through or in any way owing to any defect in or breakdown of any of the lifts escalators fire and security services equipment air-conditioning plant telecommunication services or any other facilities of and in the Premises or the Building; or

5.2 (Electricity/water supply) In respect of any injury loss damage or death to person or property sustained by the Tenant occupier or any such other person caused by or through or in any way owing to any failure malfunction explosion or suspension of the electricity or water supply to the Building or the Premises; or

5.3 (Fire and overflow of water and vermin) In respect of any injury loss damage or death to person or property sustained by the Tenant occupier or any such other person caused by or through or in any way owing to fire or the escape of fumes smoke odours or any substance or thing or the overflow or leakage of water from anywhere within the Building or the influx of rain water or storm water into the Building or the Premises or the activity of rats or other vermin in the Building; or

5.4 (Security) For the security or safekeeping of the Premises or any persons or contents therein and in particular but without prejudice to the generality of the foregoing the provision (if any) by the Landlord or the Property Manager of watchmen and caretakers or any mechanical or electrical systems of alarm of whatever nature shall not create any obligation on the part of the Landlord or the Property Manager as to the security of the Premises or any contents therein and the responsibility for the safety of the Premises and the contents thereof shall at all times rest with the Tenant; or

5.5 (Non-enforcement of the Regulations) In respect of any injury loss damage or death however caused by or arising from any non-enforcement of the Regulations under Clause 9 or non-observance thereof by any party; or

Nor shall the Rent or the Management Fees payable by the Tenant hereunder or any part thereof be abated or cease to be payable on account of any of the foregoing circumstances.

                Clause 6 - Abatement of Rent and Management Fees

If the Premises or any part thereof shall be destroyed or so damaged by fire bad weather Act of God force majeure or other cause not attributable directly or indirectly to any act or default of the Tenant as to render the Premises unfit for use and occupation the Rent hereby agreed to be paid or a part thereof proportionate to the nature and extent of the damage sustained shall cease to be payable until the Premises shall have been restored or reinstated Provided Always that the

Landlord shall be under no obligation to repair or reinstate the Premises if in its opinion it is not reasonably economical or practicable so to do and Provided Further that if the whole or substantially the whole of the Premises which have been destroyed or rendered unfit for use and occupation shall not have: been repaired and reinstated within six months of the occurrence of the destruction or damage either party hereto shall be entitled at any time before the same are so repaired and reinstated to terminate this Agreement by notice in writing to the other but without prejudice to the rights and remedies of either party against the other in respect of any antecedent claim or breach of the agreements terms and conditions herein contained or of the Landlord in respect of the Rent the Management Fees and other charges payable hereunder prior to the coming into effect of the cessation.

                               Clause 7 - Default

It is hereby further expressly agreed and declared as follows:

7.1    (Default) Entirely without prejudice to the provisions of Clause 8.1, if
(i) the Rent, the Management Fees and/or other amounts payable by the Tenant under this Tenancy Agreement or any part thereof shall be unpaid for fourteen
(14) days after the same shall have become payable (whether the Tenant has been demanded to pay or not); or (ii) any breach non- observanc or non-performance by the Tenant of any of the terms agreements stipulations or conditions hereof; or
(iii) any of the assets of the Tenant has been seized or distrainted by the People's Court or any competent authority; or (iv) the Tenant shall become bankrupt or being a corporation shall go into liquidation; or (v) any petition shall be filed for the bankruptcy or winding up of the Tenant; or (vi) the Tenant shall otherwise become insolvent or make any composition or arrangement with its creditors or shall suffer any execution to be levied on the Premises (each such case a "Default"), THEN the Landlord may EITHER disconnect all electricity, air-conditioning, water, telephone, internet, other utility services and/or supplies to the Premises provided that a three (3) days' prior notice has been given to the Tenant of the Landlord's intention so to do OR exercise all of the following rights (the "Remedial Rights") if such Default(s) has/have not been remedied within seven (7) days after a written notice has been served by the Landlord to the Tenant:

(i) to enter or re-enter on the Premises or any part thereof in the name of the whole;

(ii) to terminate this Tenancy Agreement absolutely but without prejudice to any right of action of the Landlord in respect of any outstanding breach or non-observance or non-performance by the Tenant of any of the agreements stipulations and conditions herein contained;

(iii) to forfeit the Deposit and other deposits paid by the Tenant without prejudice to the Landlord's right of deduction in accordance with Clause 8 and claim for further compensation; and

(iv) to do all lawful things and/or to take all lawful actions which the Landlord considers necessary or desirable to remedy the Default(s).

All relevant costs and expenses incurred by the Landlord in connection with the disconnection and the subsequent re-connection of the electricity air-conditioning, water, telephone, internet, other utility services and/or supplies to the Premises shall be paid by the Tenant and shall be recoverable from the Tenant as a debt or be deductible by the Landlord from the Deposit paid by the Tenant in accordance with Clause 8 hereof.

7.2 (Exercise of right) A written notice served by the Landlord on the Tenant in manner hereinafter mentioned to the effect that the Landlord thereby exercises the power of re-entry and determination of the Tenancy Agreement herein contained shall be a full and sufficient exercise of such power without physical entry on the part of the Landlord. Upon dispatch of the written notice of re-entry, the Premises shall be deemed to have been repossessed by the Landlord and the Tenant shall be deemed evicted. Thereafter, the Landlord shall be entitled to dispose of the Premises and any items or chattels left on the Premises in such manner as it wishes and it shall not incur any liability to the Tenant therefor.

7.3 (Acceptance of Rent and Management Fees) Acceptance of the Rent and/or the Management Fees and/or other amounts by the Landlord shall not be deemed to operate as a waiver by the Landlord of any right to proceed against the Tenant in respect of any breach non-observance or non-performance by the Tenant of any of the agreements stipulations and conditions herein contained and on the Tenant's part to be observed and performed.

7.4 (Payment Order) The Rent payable in respect of the Premises shall be and be deemed to be in arrears if not paid in advance at the times and in the manner hereinbefore provided for payment thereof. In such a case, the Landlord may apply for Payment Order issued by the People's Court in accordance with the
Article 189 of the "PRC Civil Procedure Law" and all costs and expenses thus incurred shall be borne by the Tenant.

7.5 (Interest) Without prejudice to the Landlord's other rights and remedies on such default, if the Rent, the Management Fees or any other charges payable by the Tenant under this Tenancy Agreement or any part thereof shall not be paid in the manner and at the time specified in Clause 1 hereof, then interest shall be payable by the Tenant at the rate of 0.1% per day calculated on daily basis from the due date up to the date of actual payment (both inclusive).

                               Clause 8 - Deposit

8.1 (The Deposit) The Tenant shall on the signing hereof deposit with the Landlord the Deposit in Renminbi specified in Part 5 of the Schedule to this Tenancy Agreement to secure the due observance and performance by the Tenant of the terms conditions agreements and stipulations contained in this Tenancy Agreement and to be observed and performed by the Tenant. The Deposit shall be retained by the Landlord throughout the Term free of any interest and in the event of any breach or non-observance or non-performance by the Tenant of any of the agreements stipulations or conditions aforesaid the Landlord shall be entitled, by exercising its Remedial Rights provided in this Tenancy Agreement, to terminate this Agreement, forfeit the Deposit and claim further compensation for the costs expenses loss or damage thus incurred. Notwithstanding the foregoing, the Landlord may in any such event at its option deduct immediately after the occurrence of the breach non-observance or non-performance of any agreement stipulation or condition of this Tenancy Agreement from the Deposit the amount of any monetary loss incurred by the Landlord in consequence of such breach non-observance or non-performance with prior notice to the Tenant in which event the Tenant shall as a condition precedent to the continuation of the tenancy deposit with the Landlord the amount so deducted within 7 days after receiving the written notice of the Landlord demanding the same and if the Tenant shall fail so to do the Landlord shall forthwith be entitled to exercise all of its Remedial Rights.

8.2 (Repayment of the Deposit) Subject as aforesaid the Deposit shall be refunded to the Tenant by the Landlord without interest within thirty (30) days after (a) the expiration of this Tenancy Agreement and the delivery of vacant possession to the Landlord in accordance with Clause 2.14 above or (b) the settlement of the last outstanding claim by the Landlord against the Tenant in respect of any breach non-observance or non-performance of any of the agreements stipulations or conditions herein contained and on the part of the Tenant to be observed and performed or (c) the relevant telephone telecommunication and electricity authorities have cleared the Tenant's telephone telecommunication and electricity accounts; whichever is the latest. The Deposit shall be refunded to the Tenant in Reminbi without interest in the same amount as it was paid to the Landlord, subject, however, to the Landlord's right to make deduction, withholding or set off according to the terms of this Tenancy Agreement.

                             Clause 9 - Regulations

9.1 (Introduction of Regulations) The Landlord reserves the right from time to time and by notice in writing to the Tenant to make and introduce and subsequently amend adopt or abolish if necessary such rules and regulations ("Regulations") as it may consider necessary for the control of use of parking spaces, fitting-out and the access operation management and maintenance of the Building and/or the Development as a first class development and for the compliance of the relevant laws regulations or requirements imposed by the competent authorities.

9.2 (Conflict) Such Regulations shall be supplementary to the terms and conditions contained in this Tenancy Agreement and shall not in any way derogate from such terms and conditions. In the event of conflict between such Regulations and the terms and conditions of this Tenancy Agreement, the terms and conditions of this Tenancy Agreement shall prevail.

                  Clause 10 - Interpretation and Miscellaneous

10.1 (Headings and indices) The headings and indices (if any) are intended for guidance only and do not form part of this Tenancy Agreement nor shall any of the provisions of this Tenancy Agreement be construed or interpreted by reference thereto or in any way affected or limited thereby.

10.2 (Condonation not a waiver) No condoning excusing or overlooking by the Landlord of any default breach or non-observance or non-performance by the Tenant at any time or from time to time of any of the Tenant's obligations herein contained shall operate as a waiver of the Landlord's rights hereunder in respect of any continuing or subsequent default breach or non-observance or non-performance or so as to defeat or affect in any way the rights and remedies of the Landlord hereunder in respect of any such continuing or subsequent default or breach and no waiver by the Landlord shall be inferred from or implied by anything done or omitted by the landlord unless expressed in writing and signed by the Landlord. Any consent given by the Landlord shall operate as a consent only for the particular matter to which it relates and in no way shall it be considered as a waiver or release of any of the provisions hereof nor shall it be construed as dispensing with the necessity of obtaining the specific written consent of the Landlord in the future, unless expressly so provided.

10.3 (Landlord's rights regarding common areas and common facilities) The Landlord reserves the right to remove cancel relocate or otherwise change or carry out any alteration or addition or other works to the common areas and common facilities of the Building and such other part or parts of the Building (other than the Premises) and to restrict the access or rights of way thereof from time to time and in such manner as the Landlord may in its absolute discretion deem fit without the same constituting an actual or constructive eviction of the Tenant and without incurring any liability whatsoever to the Tenant therefor.

10.4 (Service of notices) Any notice required to be served hereunder shall be in writing and shall be sufficiently served on the Tenant if addressed to the Tenant and sent by prepaid post to or delivered by hand at the Premises or the Tenant's last known place of business or residence in Beijing China and shall be sufficiently served on the Landlord if addressed to the Landlord and sent by prepaid post to or delivered by hand at the address given in this Tenancy Agreement or any other address which the Landlord may notify to the Tenant from time to time.

10.5 (Exclusion of warranties) This Tenancy Agreement sets out the full agreement reached between the parties and no other representations or warranties have been made or given relating to the Landlord or the Tenant or the Building or the Premises and if any such representation or warranty has been made given or implied the same is hereby waived.

10.6 (Name of Building) The Landlord reserves the right to name the Building with any such name or style as it in its sole discretion may determine and at any time and from time to time to change alter substitute or abandon any such name without compensation to the Tenant Provided that the Landlord shall give the Tenant and the postal and other relevant government authorities not less than three months notice of its intention so to do.

10.7 (Business License) Prior to signing this Tenancy Agreement, the Tenant shall produce to the Landlord for inspection the business licence or registration certificate issued by the Government of the People's Republic of China and the relevant Power of Attorney and in case where the Tenant is a corporation, the by-laws or the memorandum and articles of association of the Tenant and a certified copy of the board minutes of the Tenant authorising the Tenant's representative to execute this Tenancy Agreement. Without prejudice to the foregoing, the Tenant represents and warrants to the Landlord that it has all requisite power and authority to execute and deliver this Tenancy Agreement and to perform its obligations hereunder, and that the person signing this Tenancy Agreement on behalf of the Tenant has been duly authorized to do so by all necessary corporate or other action of the Tenant.

10.8 (Condition of Premises) The Premises shall be delivered to the Tenant on "as is" basis as of the date on which possession thereof shall be delivered to the Tenant by the Landlord. The Tenant shall accept the Premises so delivered as tenantable and in accordance with this Tenancy Agreement.

10.9 (Costs and Expenses) Unless the laws and regulations of the People's Republic of China provide to the contrary in which event such contrary provisions shall apply, all expenses including stamp duty and registration fees for and incidental to the creation of this Tenancy Agreement shall be borne equally by the Landlord and the Tenant. Each party shall bear its own legal costs, if any.

10.10 (Governing Law and Jurisdiction) This Tenancy Agreement shall be governed by and construed in accordance with the laws of the People's Republic of China. Should any dispute arise under this Tenancy Agreement and resolution thereof cannot be reached through consultation between the Landlord and the Tenant, then either party may submit the dispute to a competent People's Court in Beijing Municipality.

10.11 (Execution and Language) This Tenancy Agreement shall be executed both in Chinese and English, but shall be registered in its Chinese version in accordance with the laws of P. R. China. The Landlord and the Tenant jointly declare that the Chinese and English versions of this Tenancy Agreement shall have same legal effect.

               APPENDIX TWO ABOVE REFERRED TO - SPECIAL CONDITIONS

Unless otherwise expressly agreed, if there is any inconsistency between the terms of any part of this Tenancy Agreement with those of the Special Conditions, the terms of the Special Conditions shall prevail.

1. (Fitting-out Period before commencement of Term) Subject to the Tenant (i) signing this Tenancy Agreement; (ii) depositing with the Landlord the Deposit and Advance Payment specified in Part 5 of the Schedule to this Tenancy Agreement; and (iii) obtaining the prior written approval of the fitting-out plans by the Landlord or the Property Manager and the relevant government authorities, the Landlord agrees that the Tenant may occupy the Premises from November 1, 2002 until the date before the Commencement Date ("Fitting-out Period") for the sole purpose of carrying out the necessary building works as well as the fitting out decoration and other works in the Premises. During the Fitting-out Period, the Tenant shall occupy the Premises as a licensee only and shall have no right to occupy the Premises to the exclusion of the Landlord or the Landlord's contractors, employees, representative, invitees or agents. Accordingly, during the Fitting-out Period, the Tenant shall:

(i) use the Premises for fitting-out purpose only and shall not be entitled to operate or carry on any business in whatsoever manner in the Premises;

(ii) vacate the Premises upon being so required by the Landlord if the Tenant, its contractors, agents, employees or representative shall behave or if the Premises shall be used in such manner as may be inconsistent with the sole purpose of fitting-out of the Premises;

(iii) take out at its own cost with the interests of the Landlord being noted in the relevant policy(ies) a contractors' all risks insurance policy incorporating thereinto third party liability insurance and such other insurance policies as may be necessary; and

(iv) the Tenant shall keep the Landlord fully indemnified of and from all losses damages claims actions and demands whatsoever sustained by the Landlord and/or made against the Landlord by any person arising directly or indirectly out of any act deed matter or thing done or omitted to be done by the Tenant as a result of the occupation of the Premises by the Tenant.

Notwithstanding anything contained herein, if the Fitting-out Works have been completed prior to the end of the Fitting-out Period, the Tenant may, subject to its continuing obligation under Clause 2.3 and Clause 4.2, commence business or operation at the premises after (i) having obtained all necessary completion/approval certificate(s) duly issued by the competent authorities in respect of the Fitting-out Works which shall be legally required for commencing business or operation at or in the Premises; (ii) having deposited with the Landlord the relevant valid completion/approval certificate(s) therefor; and
(iii) shall comply with all the terms and conditions of this Tenancy Agreement and pay the Management Fees and other charges and outgoings payable hereunder as if it were the Tenant, save only for the obligation to pay the Rent.

2. (Rent Free Period) Subject to the condition of the Tenant's due observance and performance of the terms and conditions of this Tenancy Agreement, the Landlord agrees to grant to the Tenant a Rent Free Period of 8 months commencing from April 1, 2004 to May 31, 2004 (both days inclusive); and commencing from March 1, 2005 to May 31, 2005 (both days inclusive); and commencing from March 1, 2006 to May 31, 2006 (both days inclusive)

Provided however that during the Rent Free Period the Tenant shall at all times observe and perform its obligations under this Tenancy Agreement and pay the Management Fees and all other amounts payable by the Tenant pursuant to the provisions herein (except the Rent).

3. (Option for Renewal) The Tenant shall have the option to renew this tenancy for a further term of 2 years ("Option for Renewal") immediate after the expiry of the Term, subject to the terms and conditions of this Tenancy Agreement.

3.1 If the Tenant intends to exercise its Option for Renewal, the Tenant shall not less than six (6) months before the expiration of the Term give to the Landlord notice in writing of such intention, and if the Tenant shall have at all times up to the expiration of the Term observed and performed its obligations under this Tenancy Agreement then the Landlord will let and the Tenant will take and Premises for the renewed term from the date immediately following the expiry of the Term at the new monthly rent as defined and determined in the manner as provided hereunder but otherwise, on the same terms and conditions as this Tenancy Agreement save and except the provisions regarding the Option for Renewal, the Rent Free Period and the Fitting-out Period, if any. The parties shall execute a renewal tenancy agreement and the Tenant will pay to the Landlord the required additional sum to make up the a new deposit in order to restore the ratio of deposit to rent plus management fees as set out in this Tenancy Agreement and if the Tenant shall not have exercised its Option for Renewal as aforesaid then this Tenancy Agreement shall forthwith be terminated al the expiration of the Term and the Tenant shall then forthwith yield up vacant possession of the whole of the Premises in the manner as provided hereinbefore.

3.2 The new monthly rent for the renewed term (exclusive of the Management Fees (the "New Rent") shall be determined in the following manner:

(i) The Landlord and the Tenant shall through mutual negotiation agree upon the New Rent which shall reflect the then prevailing market rent for office space in Beijing in a similar and comparable position to the Premises.

(ii) Where the Landlord and the Tenant shall fail to so agree within 3 months of the Tenant exercising the option, a surveyor experienced in valuing rent for office properties in Beijing and acceptable to both the Landlord and the Tenant shall be appointed to determine the fair prevailing market rent for the Premises with reference to office space in Beijing in a similar and comparable position to the Premises. The surveyor shall act as an expert and not as an arbitrator. The surveyor shall determine the New Rent in accordance with his own judgment and opinion as to the true current market rental value of the Premises on the assumptions hereinafter defined (the "Assumptions") but disregarding the disregarded matters (the "Disregarded Matters").

      (I) The "Assumptions" mean the following assumptions at the date upon which the New Rent is determined:-

            (a) that the Premises are fit for and fitted out and equipped for immediate occupation and use, and that no work has been carried out on the Premises by the Tenant or its predecessors in title during the Term which has diminished the rental value of the Premises, and if the Premises have been destroyed or damaged they have been fully restored; and

            (b) that the Premises are available to let by a willing landlord to a willing tenant, as a whole, with vacant possession,for a term equal to the renewed term; and

            (c) that the covenants terms and conditions in this Agreement on the part of the Tenant have been fully performed and observed.

      (II)  The "Disregarded Matters" mean:

            (a) any effect on rent of the fact that the Tenant has been in occupation of the Premises;

            (b) any goodwill attached to the Premises by reason of the business of the Tenant; and

            (c) any increase in rental value of the Premises attributable to the existence of any improvement to the Premises and carried out with consent where required otherwise than in pursuance of an obligation to the Landlord by the Tenant or its predecessors in title during the Term, or during any period of occupation prior thereto arising out of an agreement to grant such term.

(iii) The surveyor shall, unless the Landlord and the Tenant agree otherwise, make the determination and give such notice in writing to the Landlord and the Tenant before the expiry of the Term and such determination shall be final and binding on the Landlord and the Tenant.

(iv) The Landlord and the Tenant shall bear the fees of the surveyor in equal shares. If the Tenant does not accept the surveyor's determination pursuant to this Clause, the Tenant shall in such event bear the fees of the surveyor in full.

4. (Use of Common Corridor) Subject to the Tenant (i) signing this Tenancy Agreement; (ii) depositing with the Landlord the Deposit and Advance Payment specified in Part 5 of the Schedule to this Tenancy Agreement; and
(iii)obtaining the prior written approval of the fitting-out plans by the Landlord or the Property Manager and the relevant government authorities, the Landlord agrees that the Tenant may at free of charge use the portion of the common corridor on the 19th Floor of the Building (the "Corridor") as coloured "yellow" on the plan(s) annexed hereto in Appendix III. The Landlord will sign a separate license agreement with the tenant in the form provided by the Landlord and agreed by both parties for the tenant's use of that portion of the Corridor. The Tenant agrees to be responsible for all the responsibility and costs incurred in the alternation use and reinstatement works of the Corridor, included but not limited to the ceiling, walls, floor, doors etc of the Corridor.

5. (Door to the Public Pantry) Subject to the Tenant (i) signing this Tenancy Agreement; (ii) depositing with the Landlord the Deposit and Advance Payment specified in Part 5 of the Schedule to this Tenancy Agreement; and (iii) obtaining the prior written approval of the fitting-out plans by the Landlord or the Property Manager and the relevant government authorities, the Landlord agrees that the Tenant may at free of charge use the pantry on the 19th Floor of the Building (the "Pantry") exclusively as coloured "blue" on the plan(s) annexed hereto in Appendix III. The Landlord will sign a separate license agreement with the tenant in the form provided by the Landlord and agreed by both parties for the tenant's use of such Pantry. The Tenant agrees to be responsible for all the responsibility and costs of all the repairs or maintenance to the Pantry (included but not limited to any facility or equipment etc of the Pantry) or incurred in the alternation change use and reinstatement works of such Pantry and its structure facility or equipment.